Exhibit 10.11

FOURTH AMENDMENT

This Amendment with the Effective Date February 10, 2000 is to the License Agreement dated May 9, 1996 between Sangamo BioSciences, Inc. and Massachusetts Institute of Technology, which was amended on December 10, 1997, December 2, 1998 and September 1, 1999.

WHEREAS, the parties wish to include in the PATENT RIGHTS any international and foreign patents and patent applications that may be filed related to the licensed intellectual property.

The parties thereto now further agree as follows:

Article 1.2 shall be deleted in its entirety and replaced with the following:

1.2 “PATENT RIGHTS” shall mean all of the following M.I.T. intellectual property:

a.	the United States and international patents listed on Appendix A and any foreign counterparts thereto;

b.	the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents and any United States or foreign patents claiming priority therefrom; to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

c.	any United States, international or foreign patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international and/or foreign equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

d.	any patents resulting from reissues, reexaminations, or extensions (and their relevant international and/or foreign equivalents) of the patents described in (a), (b), and (c) above; and

e.	international and/or foreign (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international and/or foreign equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

All other terms and conditions as set forth in the Agreement.

Agreed to for:

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		SANGAMO BIOSCIENCES, INC.

By	/s/ Lita Nelson	By	/s/ Peter Bluford
Name	Lita L. Nelson	Name	Peter Bluford
Title	Director, Technology Licensing Office	Title	Vice President, Corporate Development
Date	February 10, 2000	Date	February 11, 2000

APPENDIX A

PATENT RIGHTS

M.I.T. Case No. 6929H

“Zinc Finger Phage;

Affinity Selection Of Fingers With New Dna-binding Specificities”

Issued: U.S.P.N. 5,789,538, Issued August 4, 1998

by Carl O. Pabo And Edward J. Rebar

M.I.T. Case No. 7968H

“Design Of Poly-zinc Finger Proteins With Femtomolar Dissociation Constants”

Pending: U.S.S.N. 09/260629, Filed March 1, 1999

Pending: PCT/US99/04441, Filed March 1, 1999

by Jin-soo Kim And Carl O. Pabo

M.I.T. Case No. 8027H

“A General Strategy For Selecting High-affinity Zinc Finger Proteins For Diverse Dna Target Sites”

Pending: U.S.S.N. 09/240179, Filed January 29, 1999

by Harvey A. Greisman And Carl O. Pabo

M.I.T. Case No. 8528H

“Dimerization Of Zinc Fingers Mediated By Peptides Evolved In Vitro From Random Sequences”

Pending: U.S.S.N. 60/148422, Filed August 11, 1999

by Carl O. Pabo And Bryan S. Wang